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Pricing Supplement Dated September 15, 1995                   Rule 424 (b) (2)
(To Prospectus dated May 17, 1994 and                   File Numbers: 33-51972
Prospectus Supplement dated May 27, 1994)                             33-52855

Rayonier Inc.
Series B Medium Term Notes - Floating Rate
Trade Date:   September 15, 1995      Original Issue Date:  September 20, 1995
Principal Amount  $15,000,000.00    Net Proceeds to Issuer:  $14,947,500.00
Currency: USD      Minimum Denomination:  $1,000
Issue Price:      100%
Selling Agent's Commission:  0.350%
Initial Interest Rate:       to be determined on the LIBOR determination date
Maturity Date:               September 21, 1998

Form:             X    Book-Entry
                _____  Certified
Interest:
  Base Rate:    _____  CD Rate              _____  Commercial Paper Rate
                _____  Fed Funds Rate         X    LIBOR:
                _____  Treasury Rate        _____  Other (see attached)
                _____  Prime

Interest Reset Period: Quarterly  Interest Payment Period: Quarterly
Index Maturity:        3 months   Interest Payment Date:   Third Wednesday of
                                                           December, March,
                                                           June, and September
Spread: +29 bps
Maximum Interest Rates:  N/A      Minimum Interest Rates: N/A

Redemption:         X    The Notes cannot be redeemed prior to maturity
                  _____  The Notes may be redeemed prior to maturity
                         Initial Redemption Date:              _____
                         Initial Redemption Price:             _____
                         Annual Redemption Price Reduction:    _____

Repayment:          X    The Notes cannot be repaid prior to maturity
                  _____  The Notes can be repaid prior to maturity at the
                           option of the holder
                         Repayment Price:                      _____
                         Repayment Date:                       _____

Discount Note:    _____  Yes
                    X    No
                         Total Amount of OID                   _____
                         Original Yield to Maturity:           _____
                         Initial Accrual Period OID:           _____
                         Method Used to Determine Yield for Initial Accrual
                           Period:  _____ Approximate _____ Exact

Capacity:         _____  Agent                X     Principal

If as principal:    X    The Registered Notes are being offered at varying
                           prices related to prevailing market prices at the time of resale.
                  _____  The Registered Notes are being offered at a fixed
                           initial public offering price ____% of Principal Amount. The Registered Notes are being reoffered to dealers with a reallowance not to exceed ____% of the Commission or Fee.

 ____ Lazard Freres & Co.
                            X  Morgan Stanley & Co.
                                                  _____  Salomon Brothers Inc

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Pricing Supplement Dated September 15, 1995                  Rule 424 (b) (2)
(To Prospectus dated May 17, 1994 and                   File Numbers: 33-51972
Prospectus Supplement dated May 27, 1994)                             33-52855

Rayonier Inc.
Series B Medium Term Notes - Floating Rate
Trade Date:   September 15, 1995      Original Issue Date:  September 20, 1995
Principal Amount  $11,000,000.00    Net Proceeds to Issuer:  $10,961,500.00
Currency:  USD      Minimum Denomination:  $1,000
Issue Price:      100%
Selling Agent's Commission:  0.350%
Initial Interest Rate:       to be determined on the LIBOR determination date
Maturity Date:               September 21, 1998

Form:             X    Book-Entry
                _____  Certified
Interest:
  Base Rate:    _____  CD Rate              _____  Commercial Paper Rate
                _____  Fed Funds Rate         X    LIBOR:
                _____  Treasury Rate        _____  Other (see attached)
                _____  Prime

Interest Reset Period: Quarterly  Interest Payment Period: Quarterly
Index Maturity:        3 months   Interest Payment Date:   Third Wednesday of
                                                           December, March,
                                                           June, and September
Spread: +29 bps
Maximum Interest Rates:  N/A      Minimum Interest Rates: N/A

Redemption:         X    The Notes cannot be redeemed prior to maturity
                  _____  The Notes may be redeemed prior to maturity
                         Initial Redemption Date:              _____
                         Initial Redemption Price:             _____
                         Annual Redemption Price Reduction:    _____

Repayment:          X    The Notes cannot be repaid prior to maturity
                  _____  The Notes can be repaid prior to maturity at the
                           option of the holder
                         Repayment Price:                      _____
                         Repayment Date:                       _____

Discount Note:    _____  Yes
                    X    No
                         Total Amount of OID                   _____
                         Original Yield to Maturity:           _____
                         Initial Accrual Period OID:           _____
                         Method Used to Determine Yield for Initial Accrual
                           Period:  _____ Approximate _____ Exact

Capacity:         _____  Agent                X     Principal

If as principal:    X    The Registered Notes are being offered at varying
                           prices related to prevailing market prices at the time of resale.
                  _____  The Registered Notes are being offered at a fixed
                           initial public offering price ____% of Principal Amount. The Registered Notes are being reoffered to dealers with a reallowance not to exceed ____% of the Commission or Fee.

_____ Lazard Freres & Co.
                           ______ Morgan Stanley & Co.
                                                     X  Salomon Brothers Inc.


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Pricing Supplement Dated September 15, 1995                  Rule 424 (b) (2)
(To Prospectus dated May 17, 1994 and                   File Numbers: 33-51972
Prospectus Supplement dated May 27, 1994)                             33-52855

Rayonier Inc.
Series B Medium Term Notes - Floating Rate
Trade Date:    September 15, 1995     Original Issue Date:  September 20, 1995
Principal Amount  US $7,000,000.00    Net Proceeds to Issuer:  $6,975,500.00
Currency:  USD             Minimum Denomination:  $1,000
Issue Price:      100%
Selling Agent's Commission:  0.350%
Initial Interest Rate:       to be determined on the LIBOR determination date
Maturity Date:               September 21, 1998

Form:             X    Book-Entry
                _____  Certified
Interest:
  Base Rate:    _____  CD Rate              _____  Commercial Paper Rate
                _____  Fed Funds Rate         X    LIBOR:
                _____  Treasury Rate        _____  Other (see attached)
                _____  Prime

Interest Rate Formula:  _________________________________    (see attached)

Interest Reset Period: Quarterly  Interest Payment Period: Quarterly
Index Maturity:        3 months   Interest Payment Date:   Third Wednesday of
                                                           December, March,
                                                           June, and September
Spread: +29 bps
Maximum Interest Rates:  N/A      Minimum Interest Rates: N/A

Redemption:         X    The Notes cannot be redeemed prior to maturity
                  _____  The Notes may be redeemed prior to maturity
                         Initial Redemption Date:              _____
                         Initial Redemption Price:             _____
                         Annual Redemption Price Reduction:    _____

Repayment:          X    The Notes cannot be repaid prior to maturity
                  _____  The Notes can be repaid prior to maturity at the
                           option of the holder
                         Repayment Price:                      _____
                         Repayment Date:                       _____

Discount Note:    _____  Yes
                    X    No
                         Total Amount of OID                   _____
                         Original Yield to Maturity:           _____
                         Initial Accrual Period OID:           _____
                         Method Used to Determine Yield for Initial Accrual
                           Period:  _____ Approximate _____ Exact

Capacity:         _____  Agent                X     Principal

If as principal:    X    The Registered Notes are being offered at varying
                           prices related to prevailing market prices at the time of resale.
                  _____  The Registered Notes are being offered at a fixed
                           initial public offering price ____% of Principal Amount. The Registered Notes are being reoffered to dealers with a reallowance not to exceed ____% of the Commission or Fee

  X  Lazard Freres & Co.
                          _____ Morgan Stanley & Co.
                                                 _____   Salomon Brothers Inc

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